EXHIBIT 10.31

Indemnification agreement between Stoneridge, Inc. and John C. Corey, George E. Strickler, Kenneth A. Kure and James E. Malcolm.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made ________ __, 2009 by and between Stoneridge, Inc., an Ohio corporation (the “Company”), and                                 (the “Employee”).

Background Information

A.           The Employee is a key employee and/or officer of the Company and is a director of Stoneridge Pollak Holdings Ltd. and/or Stoneridge Pollak Ltd. and/or Stoneridge International Financial Services Company and, in those capacities and others, is performing valuable services for the Company.

B.           The shareholders of the Company adopted an Amended and Restated Code of Regulations (the “Regulations”) providing, among other things, for indemnification of the officers or employees of the Company in accordance with Section 1701.13 of the Ohio Revised Code (the “Statute”), including indemnification of a person who was or is party, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign.

C.           The Regulations and the Statute specifically provide that they are not exclusive, and contemplate that contracts may be entered into between the Company and officer and/or employees with respect to indemnification of officer and/or employees.

D.           The Company and Employee recognize the substantial cost of carrying directors and officers liability insurance (“D&O Insurance”) and that the Company may elect not to carry D&O Insurance from time to time.

E.           The Company and Employee further recognize that directors, officers and employees may be exposed to certain risks not covered by D&O Insurance.

F.           These factors with respect to the coverage and cost to the Company of D&O Insurance and issues concerning the scope of indemnity under the Statute and Regulations generally have raised questions concerning the adequacy and reliability of the protection presently afforded to certain officers and employees.

G.           In order to address such issues and induce the Employee to continue to serve as an officer and/or employee of the Company or one or more of its subsidiaries, the Company has determined to enter into this Indemnification Agreement with the Employee.

Statement of Agreement

In consideration of the Employee’s continued service as an officer and/or employee of the Company or one or more of its subsidiaries after the date of this Indemnification Agreement, the Company and the Employee hereby agree as follows:

Section 1.                      Indemnity of Employee.  Subject only to the limitations set forth in Section 2, below, the Company shall indemnify the Employee to the full extent not otherwise prohibited by the Statute or other applicable law, including without limitation indemnity:

(a)           Against any and all costs and expenses (including travel, legal, expert, and other professional fees and expenses), judgments, damages, fines (including excise taxes with respect to employee benefit plans), penalties, and amounts paid in settlement actually and reasonably incurred by the Employee (collectively, “Expenses”), in connection with any threatened, pending, or completed action, suit or proceeding, or arbitration or other alternative dispute resolution mechanism, whether domestic or foreign, whether civil, criminal, administrative, or investigative, (each a “Proceeding”) to which the Employee is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time: (i) as a director, officer, employee, or agent of the Company; or (ii) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity, whether domestic or foreign; and

(b)           Otherwise to the fullest extent that the Employee may be indemnified by the Company under the Regulations and the Statute, including without limitation the non-exclusivity provisions thereof.

Section 2.                      Limitations on Indemnity.  No indemnity pursuant to Section 1 shall be paid by the Company:

(a)           Except to the extent that the aggregate amount of losses to be indemnified exceed the aggregate amount of such losses for which the Employee is actually paid or reimbursed pursuant to D&O Insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries;

(b)           On account of any Proceeding in which judgment is rendered against the Employee for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;

(c)           On account of the Employee’s conduct which is determined (pursuant to the Statute) to have been knowingly fraudulent, deliberately dishonest, or willful misconduct, except to the extent such indemnity is otherwise permitted under the Statute;

(d)           With respect to any remuneration paid to the Employee determined, by a court having jurisdiction in the matter in a final adjudication from which there is no further right of appeal, to have been in violation of law;

(e)           If it shall have been determined by a court having jurisdiction in the matter, in a final adjudication from which there is no further right of appeal, that indemnification is not lawful;

(f)           On account of the Employee’s conduct to the extent it relates to any matter that occurred prior to the time such individual became an employee of the Company; or

(g)           With respect to Proceedings initiated or brought voluntarily by the Employee and not by way of defense, except pursuant to Section 8 with respect to proceedings brought to enforce rights or to collect money due under this Indemnification Agreement; provided however that indemnity may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

In no event shall the Company be obligated to indemnify the Employee pursuant to this Indemnification Agreement to the extent such indemnification is prohibited by applicable law.

Section 3.                      Advancement of Expenses.  Subject to Section 7 of this Indemnification Agreement, the Expenses incurred by the Employee in connection with any Proceeding shall be promptly reimbursed or paid by the Company as they become due; provided that the Employee submits a written request to the Company for such payment together with reasonable supporting documentation for such Expenses; and provided further that the Employee, at the request of the Company, submits to the Company an undertaking to the effect stated in Section 7, below, and to reasonably cooperate with the Company concerning such Proceeding.

Section 4.                      Insurance and Self Insurance.  The Company shall not be required to maintain D&O Insurance in effect if and to the extent that such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors, either (a) the premium cost of such insurance is disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.  To the extent the Company determines not to maintain D&O Insurance, the Company shall be deemed to be self-insured within the meaning of Section 1701.13(E)(7) of the Statute and shall, in addition to the Employee’s other rights hereunder, provide protection to the Employee similar to that which otherwise would have been available to the Employee under such insurance.

Section 5.                      Continuation of Obligations.  All obligations of the Company under this Indemnification Agreement shall apply retroactively beginning on the date the Employee commenced as, and shall continue during the period that the Employee remains, an officer, employee or agent of the Company or is, as described above, a director, officer, employee, trustee, fiduciary, manager, member, or agent of another corporation, partnership, limited liability company, trust, employee benefit plan, or other enterprise, whether domestic of foreign, and shall continue thereafter as long as the Employee (whether still employed by the Company or not) may be subject to any possible claim or any threatened, pending or completed Proceeding as a result, directly or indirectly, of being such a director, officer, employee, trustee, fiduciary, manager, member, or agent.

Section 6.                      Notification and Defense of Claim.  Promptly after receipt by the Employee of notice of the commencement of any Proceeding, if a claim is to be made against the Company under this Indemnification Agreement, the Employee shall notify the Company of the commencement thereof, but the delay or omission to so notify the Company shall not relieve the Company from any liability which it may have to the Employee under this Indemnification Agreement, except to the extent the Company is materially prejudiced by such delay or omission.  With respect to any such Proceeding of which the Employee notifies the Company of the commencement:

(a)           The Company shall be entitled to participate therein at its own expense;

(b)           The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Employee, which approval shall not unreasonably be withheld.  After notice from the Company to the Employee of the Company’s election to assume such defense, the Company shall not be liable to the Employee under this Indemnification Agreement for any legal or other Expenses subsequently incurred by the Employee in connection with the defense thereof except as otherwise provided below.  The Employee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense shall be the expenses of the Employee unless (i) the employment of such counsel by the Employee has been authorized by the Company, (ii) the Employee, upon the advice of counsel, shall have reasonably concluded that there may be a conflict of interest between the Company and the Employee in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Employee, upon the advice of counsel, shall have made the conclusion described in (ii), above.  In the event the Company assumes the defense of any Proceeding as provided in this Section 6(b), the Company may defend or settle such Proceeding as it deems appropriate; provided, however, the Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Employee without the Employee’s written consent, which consent shall not be unreasonably withheld.

(c)           The Company shall not be required to indemnify the Employee under this Indemnification Agreement for any amounts paid in settlement of any Proceeding without the Company’s written consent, which consent shall not be unreasonably withheld.

(d)           The Employee shall cooperate with the Company in all ways reasonably requested by it in connection with the Company fulfilling its obligations under this Indemnification Agreement.

Section 7.                      Repayment of Expenses.  The Employee shall reimburse the Company for all Expenses paid by the Company pursuant to Section 3 of this Indemnification Agreement or otherwise in defending any Proceeding against the Employee if and only to the extent that a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Employee is not entitled to indemnification by the Company for such Expenses under the Statute, the Regulations, this Indemnification Agreement or otherwise.

Section 8.                      Enforcement.  The Company expressly confirms that it has entered into this Indemnification Agreement and has assumed the obligations of this Indemnification Agreement in order to induce the Employee to continue as a Employee and employee of the Company and acknowledges that the Employee is relying upon this Indemnification Agreement in continuing in that capacity.  If the Employee is required to bring an action to enforce rights or to collect money due under this Indemnification Agreement, the Company shall reimburse the Employee for all of the Employee’s reasonable fees and expenses (including legal, expert, and other professional fees and expenses) in bringing and pursuing such action, unless the court determines that each of the material assertions made by the Employee as a basis for such action were not made in good faith or were frivolous.  The Company shall have the burden of proving that indemnification is not required under this Indemnification Agreement, unless a prior determination has been made by the shareholders of the Company or a court of competent jurisdiction that indemnification is not required hereunder.

Section 9.                      Rights Not Exclusive.  The indemnification provided by this Indemnification Agreement shall not be deemed exclusive of any other rights to which the Employee may be entitled under the Company’s articles of incorporation, Regulations, any vote of the shareholders or disinterested Employees of the Company, the Statute, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 10.                      Separability.  Each of the provisions of this Indemnification Agreement is a separate and distinct agreement and independent of the others so that, if any provisions of this Indemnification Agreement shall be held to be invalid and unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Indemnification Agreement.

Section 11.                      Modification to Applicable Law.  In the event there is a change, after the date of this Indemnification Agreement, in any applicable law (including without limitation the Statute) which: (a) expands the right of an Ohio corporation to indemnify a member of its Board of Directors or an Employee, such change shall be automatically included within the scope of the Employee’s rights and Company’s obligations under this Indemnification Agreement; or (b) narrows the right of an Ohio corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, shall have no effect on this Indemnification Agreement or the parties’ rights and obligations hereunder.

Section 12.                      Partial Indemnity.  If the Employee is entitled under any provision of this Indemnification Agreement to indemnity by the Company for some or a portion of the Expenses actually or reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify the Employee for the portion of such Expenses to which the Employee is entitled.

Section 13.                      Governing Law.  This Indemnification Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio, without regard to choice of law principles.

Section 14.                      Venue.  The parties agree that venue for any litigation arising out of this Indemnification Agreement or any document delivered in connection herewith shall be in a court with subject matter jurisdiction located in Cuyahoga County, Ohio.

Section 15.                      Successors.  This Indemnification Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Employee and the Company and their respective heirs, successors, and assigns.  The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely, and unconditionally to assume and agree to perform this Indemnification Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

Section 16.                      Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by electronic fax, telecopy or similar electronic transmission method; the day after it is sent, if mailed, first-class mail, postage prepaid.

Section 17.                      Amendment and Modification.  This Indemnification Agreement may be amended, modified or supplemented only by a written agreement executed by the Company and the Employee.

Section 18.                      Assignment.  This Indemnification Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Indemnification Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, nor is this Indemnification Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

Section 19.                      Prior Agreements.  This Indemnification Agreement shall supersede any other agreements entered into prior to the date of this Indemnification Agreement between the Company and the Employee concerning the subject matter of this Indemnification Agreement.

Section 20.                      Consent to Jurisdiction.  The Company and the Employee each hereby irrevocably consents to the jurisdiction of the courts of the State of Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Indemnification Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.

Section 21.                      Counterparts.  This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

STONERIDGE, INC.

By:
William M. Lasky
Chairman of the Board of Directors

EMPLOYEE:
___________________________________
Printed Name __________________________